EXHIBIT 3.1
                    RESTATED CERTIFICATE OF INCORPORATION OF
                     PENN ENGINEERING & MANUFACTURING CORP.

     Penn Engineering & Manufacturing Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The present name of the Corporation is Penn Engineering & Manufacturing Corp. The Corporation was originally incorporated under the name "Penn Engineering and Manufacturing Corporation," and the date of filing of its original Certificate of Incorporation with the Delaware Secretary of State was December 24, 1942.

     2. This Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the Delaware General Corporation Law.

     3. This Restated Certificate of Incorporation of the Corporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The Restated Certificate of Incorporation of the Corporation is set forth as follows:


                                    ARTICLE I

     The name of the Corporation is Penn Engineering & Manufacturing Corp.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity, including manufacturing, for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have the authority to issue is 23,000,000 shares consisting of (i) 20,000,000 shares of Common Stock (the "Common Stock"), par value $.01 per share, and (ii) 3,000,000 shares of Class A Common Stock (the "Class A Common Stock"), par value $.01 per share. Upon a Certificate of Amendment of Certificate of Incorporation becoming effective (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), and without any further action on part of the Corporation or its stockholders, each share of the Corporation's Common Stock, par value $1.00 per share (the "Prior Common Stock"), then issued, including shares held in the treasury of the Corporation, shall be automatically reclassified, changed and converted into one fully paid and non-assessable share of Class A Common Stock, par value $.01 per share. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Prior Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class A Common Stock equal to the number of shares of the Prior Common Stock represented by such certificate prior to the Effective Time. For purposes of
Article IX of this Certificate of Incorporation, the term "Common Stock" as used in Article IX shall be deemed to refer to the Class A Common Stock.

     The Common Stock and Class A Common Stock are hereinafter collectively referred to as the "Common Stocks." The designations and powers, preferences and rights, and the qualifications, limitations on restrictions thereof, of the above classes of stock shall be as follows:

          (a) Rights. Except as otherwise required by law or as otherwise provided in this Article IV, each share of Common Stock and each share of Class A Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

          (b) Dividends. Subject to all of the rights of any class of stock authorized after the effective date of this provision of Article IV ranking senior to the Common Stocks as to dividends, dividends may be paid upon the Common Stock and the Class A Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. If and when dividends on the Common Stock and the Class A Common Stock are declared and payable from time to time by the Board of Directors whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Common Stock and the holders of the Class A Common Stock shall be entitled to share equally, on a per share basis, in such dividends, except that (1) a dividend or distribution in cash or property on a share of Common Stock may be greater than any dividend or distribution in cash or property on a share of Class A Common Stock, and (2) dividends or other distributions payable on the Common Stocks in shares of any authorized class or series of capital stock of the Corporation may be made (i) in shares of Common Stock to the holders of Common Stock and in shares of Class A Common Stock to the holders of Class A Common Stock, (ii) in shares of Common Stock to the holders of Common Stock and to the holders of Class A Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of the Common Stocks.

          (c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class of stock authorized after the effective date of this provision of Article IV ranking senior to the Common Stocks as to rights upon liquidation shall have been paid in full the amount to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been set aside for the benefit of the holders of such stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of both classes of the Common Stocks.

          (d) Merger and Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Common Stock and of Class A Common Stock shall be entitled to receive the same per share consideration as the per share consideration in such merger or consolidation.

          (e) Voting.

          (1) Except as otherwise expressly provided with respect to any other class of stock and except as otherwise may be required by law or this
     Article IV, the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held. Except as expressly provided in this Article IV and except as otherwise required by law, the Common Stock shall have no voting rights. There shall be no cumulative voting rights in the election of directors.

          (2) The Common Stock shall be entitled to vote separately as a class only with respect to (i) proposals to change the par value of the Common Stock, (ii) other amendments to this Article IV that alter or change the powers, preferences or special rights of the Common Stock as to affect them adversely, and (iii) such other matters as may require class voting under the DGCL.

          (3) The number of authorized shares of Common Stock and Class A Common Stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the Class A Common Stock.

          (f) Stock Splits. The Corporation may not split, divide or combine the shares of either class of the Common Stocks unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of the other class of the Common Stocks in the same proportion and manner.

          (g) No Pre-emptive Rights. No stockholder of this Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

          (h) Issuances and Repurchases of the Common Stocks.

               (1) The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations, or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

               (2) The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations, or corporations, and for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

          (i) Convertibility

               (1) Neither the Common Stock nor the Class A Common Stock will be convertible into another class of common stock or any other security of the Corporation, except that in the event that a "Change of Control" were to occur, (i) all the then issued shares of Common Stock will automatically convert into an equal number of shares of Class A Common Stock, and (ii) all rights, warrants, or options to purchase shares of Common Stock, or other securities convertible into shares of Common Stock, will be converted into similar rights, warrants or options to purchase, or securities convertible into, an equal number of shares of Class A Common Stock.

               (2) A Change in Control shall occur if:

                    (a) Any "person" or "group of persons" as such terms are
               used in Section 13(d) and 14(d) of the Exchange Act, other than members of the Swanstrom Family (as defined below), directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of
               1934), or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities of the Corporation representing more than 50% of the combined voting power of all outstanding voting securities of the Corporation; or

                    (b) During any period of two consecutive years, the
               individuals who at the beginning of such period constitute the Board of Directors (together with any new director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the members of the Board of Directors then in office;

               (3) The "Swanstrom Family" shall include Kenneth A. Swanstrom, Daryl L. Swanstrom, any spouse or child of either of them, their respective descendants, heirs, estates, any trust or estate in which any of the foregoing persons has a beneficial interest, and any partnership, corporation or other entity in which any of the foregoing persons has a controlling interest.

                                    ARTICLE V

     In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend, and repeal from time to time By-Laws of the Corporation, subject to the right of stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Board of Directors.

                                   ARTICLE VI

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE VII

     The Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights hereunder conferred upon stockholders are granted subject to such reservation.

                                  ARTICLE VIII

     The Board of Directors may, if it deems advisable, oppose a tender or other offer for the Company's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

          (a) whether the offer price is acceptable based on the historical and present operating results or financial condition of the Company;

          (b) whether a more favorable price could be obtained for the Company's securities in the future;

          (c) the impact which an acquisition of the Company would have on the employees and customers of the Company and the communities in which it operates;

          (d) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees and customers of the Company and the future value of the Company's stock;

          (e) the value of the securities, if any, which the offeror is offering in exchange for the Company's securities, based on an analysis of the worth of the Company, as compared to the corporation or other entity whose securities are being offered; and

          (f) any antitrust or other legal and regulatory issues that are raised by the offer.

     If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish that purpose including, but not limited to, any or all of the following: advising stockholders not to accept the offer;

litigation against the offeror; filing complaints with governmental and regulatory authorities; acquiring the Company's securities to the fullest extent permitted by applicable law; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and soliciting a more favorable offer from another individual or entity.

                                   ARTICLE IX

          (a) Definitions.

          For the purpose of this Article IX, the following definitions shall apply:

               (1) Business Combination. A "Business Combination" shall mean:

                    (A) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any affiliate of such Related Person by the Company, in a single transaction or a series of transactions, of all or substantially all of its assets or businesses;

                    (B) The purchase, exchange, lease or other acquisition by
               the Company, in a single transaction or a series of transactions, of all or substantially all of the assets or business of a Related Person or any affiliate of such Related Person;

                    (C) Any merger or consolidation of the Company into or with a Related Person or any affiliate of such Related Person, irrespective of which Person is the surviving entity in such merger or consolidation;

                    (D) Any reclassification of securities, recapitalization or other transaction or series of transactions, other than a redemption in accordance with the terms of the security redeemed, which has the effect, directly or indirectly, of increasing the proportionate amount of the issued and outstanding shares of Common Stock of the Company which are beneficially owned by a Related Person.

               As used in this definition, a "series of transactions" shall be deemed to include not only a series of related transactions with the same Related Person but also a series of separate transactions with the same Related Person or any affiliate of such Related Person.

               (2) Continuing Director. A "Continuing Director" shall mean:

                    (A) An individual who was a member of the Board of Directors of the Company first elected by the stockholders or by the Board of Directors prior to the date on which this Article was adopted;

                    (B) An individual who was a member of the Board of Directors of the Company first elected by the stockholders or by the Board of Directors prior to the time that any Related Person (other than any person who was already a Related Person at the time this Article was adopted) became the beneficial owner of in excess of 10% of the Common Stock of the Company; or

                    (C) An individual designated, before such individual's
               initial election as a director, as a Continuing Director by a majority of the then Continuing Directors.

               (3) Related Person. A "Related Person" shall mean:

                    (A) Any person or entity who or which is the beneficial
               owner immediately prior to the consummation of a Business Combination of 10% or more of the Common Stock of the Company; or

                    (B) Any person or entity who or which is an affiliate of the
               Company and at any time within five years preceding the Business Combination was the beneficial owner of 10% or more of the then outstanding Common Stock of the Company.

          (b) Approval of Certain Business Combinations.

               Whether or not a vote of the stockholders is otherwise required in connection with the transaction, the Company shall not become a party to any Business Combination without prior compliance with the provisions of one of subsections (1) or (2) or (3) hereinbelow.

                    (1) Prior Approval by the Board of Directors. Such Business
               Combination shall have been approved by a majority vote of the Board of Directors of the Company either (i) at a time prior to the time the Related Person involved in the proposed Business Combination became a Related Person, or (ii) after the time the Related Person involved in the proposed Business Combination became a Related Person, but only so long as such Related Person sought and obtained the approval, by the affirmative vote of at least 80% of the Board of Directors of the Company, of the acquisition of the outstanding Common Stock of the Company which caused it to become a Related Person prior to acquiring such Common Stock.

                    (2) Approval by Continuing Directors and Additional
               Requirements. Such Business Combination (i) shall have been approved at a meeting of the Board of Directors by the affirmative vote of 80% of the Continuing Directors, and (ii) all of the conditions hereinafter set forth in subsections (A) through (C) shall be satisfied.

                         (A) The ratio of (i) the aggregate amount of the cash
                    and the fair market value of other consideration to be received per share of Common Stock in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, to
                    (ii) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination is at least as great as the ratio of
                    (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Common Stock prior to such Business Combination to (y) the market price per share of Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock;

                         (B) The aggregate amount of the cash and the fair
                    market value of other consideration to be received per share of Common Stock in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, (i) is not less than the highest per share price paid by such Related Person in acquiring any of its holdings of Common Stock, and (ii) is not less than the book value of a share of the Common Stock, as reflected in the balance sheet of the Company as of the last day of the last fiscal quarter of the Company preceding the Business Combination; and

                         (C) The consideration, if any, to be received in such
                    Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring Common Stock already owned by it.

                         (3) Approval by Stockholders. If there is not full
                    compliance with the provisions of subsections (1) or (2) of paragraph (b) of this Article, such Business Combination shall be approved by the affirmative vote of the holders of 80% of the issued and outstanding Common Stock of the Company.

                    (c) Amendments to this Article IX.

                    Notwithstanding any other provisions of the Certificate of
               Incorporation or the By-laws of the Company, and notwithstanding the fact that some lesser percentage may be specified by law, the Certificate of Incorporation or the By-laws of the Company, except as expressly provided in paragraph (d) below, this Article IX shall not be amended, altered, changed or repealed without:

                         (1) The affirmative vote of a majority of the Board of
                    Directors and 80% of the Continuing Directors; and

                         (2) The affirmative vote of the holders of 80% of the
                    Common Stock of the Company.

                    (d) Amendments Recommended by Directors.

                    The provisions of paragraph (c) of this Article IX shall not apply to, and the vote referred to therein shall not be required for, any amendment, addition, alteration or repeal of any provision of this Article IX that is recommended to the stockholders by the favorable vote of (1) a majority of the Board of Directors, and (2) not less than 80% of the Continuing Directors, and any such amendment, addition, alteration or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the General Corporation Law of the State of Delaware.

                                    ARTICLE X

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law;
(iii) for the unlawful payment of dividends or unlawful stock repurchases under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article.


     IN WITNESS WHEREOF, Penn Engineering & Manufacturing Corp. has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers this 9th day of August, 1996.


                                                 PENN ENGINEERING &
                                                 MANUFACTURING CORP.
ATTEST:


/s/ MARK W. SIMON                             By: /s/ KENNETH A. SWANSTROM
- -------------------------------               ---------------------------------
Mark W. Simon, Secretary                              Kenneth A. Swanstrom,
                                                      Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer